EXHIBIT 10.6

                          PREFERRED STOCK AGREEMENT

         THIS AGREEMENT FOR CONTRIBUTION TO CAPITAL AND THE SALE AND PURCHASE OF PREFERRED STOCK ("Agreement") is made by and between BCA HOLDINGS INC., a Delaware Corporation ("BCA Holdings") and BAGCRAFT CORPORATION OF AMERICA, a
Delaware Corporation ("Bagcraft") as of January 31, 1996 and is executed in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC").
         WHEREAS, BCA Holdings, the holder of all of the outstanding common stock of Bagcraft, desires to contribute $4,000,000. redemption value of its Class B Exchangeable Preferred ("B Pref") shares to Bagcraft's capital in connection with the amendment of Bagcraft's credit agreement with General Electric Capital Corporation ("GECC"), the effect of which when combined with the purchase described below, will permit Bagcraft to exchange the B Pref. for 41,350 shares of the existing Bagcraft Cumulative Redeemable Preferred Stock ("BCRPS").
         WHEREAS, BCA Holdings desires to sell and Bagcraft desires to purchase $4,135,000 redemption value of BCA Holding's B Pref for a price of $4,135,000.
         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:


         1.       COVENANTS AND AGREEMENTS TO PURCHASE, PURCHASE PRICE,

 CONTRIBUTION TO BAGCRAFT'S CAPITAL

         a. Purchase of BCA Pref.. Bagcraft hereby agrees to purchase 4,135 shares of the Class B Exchangeable Preferred Stock of BCA Holdings which bear the rights and preferences as set forth on Exhibit 1a at a price of $1000. per share for an aggregate purchase price of Four Million One Hundred Thirty-Five Thousand Dollars ($4,135,000.00). The B Pref are exchangeable for a like number of shares of the ARTRA GROUP Incorporated ("Artra") Class C Exchangeable Preferred stock ("Artra Class C") bearing the rights and preferences as stated on Exhibit 1a (1) attached hereto, and, in the event that Artra defaults on a certain loan to Artra due Scorpion Holdings, Inc. ("Scorpion") in the sum of up to $3,500,000.00, and Scorpion has delivered a notice of default to Artra which has failed to cure the default in all material respects within the time allotted, the BCA Pref. is mandatorily exchangeable for the Artra Class C stock in the manner and pursuant to the terms of the Statement establishing the Artra Class C stock.

         b. Delivery of Funds. Upon the issuance and delivery of the duly authorized, non-assessable B Pref, and compliance with clause 2 a. below by BCA Holdings, Bagcraft shall pay the purchase price by delivering $4,135,000. in good funds in United States Dollars to BCA Holdings in a manner to be mutually determined.

2.       CONTRIBUTION BY BCA HOLDINGS OF  B PREF.

         a. Contemporaneous with the events described in Clause 1, BCA Holdings shall cause to be issued and delivered to Bagcraft, 4,000 additional shares of B Pref which shall represent a contribution to Bagcraft's capital and when combined with the 4,000 B Pref shares, all of the B Pref is intended to be exchanged with Ozite Corporation, a Delaware corporation ("Ozite"), for not less than 82.7% of the BCRPS outstanding and held by Ozite.

         3.       BUYER REPRESENTATIONS.
         a. Private Offering. Bagcraft represents and warrants to BCA Holdings as follows: (i) Bagcraft is purchasing the B Pref for Bagcraft's own account and for investment purposes only. Bagcraft is not acquiring the B Pref with a view towards subsequent distribution except as contemplated by a certain letter dated as of January 31, 1996 ("Letter Agreement") from Peter R. Harvey to the former Ozite Corporation preferred stockholders and Ozite. Except as stated, Bagcraft does not have any contract, understanding or arrangement with any person to sell, transfer or grant participation to such person or any third person with respect to the B Pref.

                           (ii) Bagcraft  understands that the B Pref (including
in all cases in this Agreement, the Artra stock upon conversion) is being offered by BCA Holdings (including Artra) under the private offering exemption of Section 4(2) of the Securities Act and, accordingly, the B Pref is not registered under the Securities Act. Bagcraft agrees that all subsequent offers and sales of the B Pref shall be made pursuant to registration of the B Pref under the Securities Act or pursuant to an exemption from such registration.

                           (iii) Bagcraft  acknowledges that it has received and
reviewed the information regarding the rights and preferences of the B Pref, as set forth in Exhibit 1 a and the Artra stock as set forth ----------- on Exhibit 1a (1) attached hereto. -------------- (iv) Bagcraft agrees that BCA Holdings, in order to assure compliance with the restrictions against subsequent distribution under the private offering exemption of the Securities Act, shall cause a restrictive legend to be placed on the share certificates evidencing the B Pref. (v) Bagcraft agrees that BCA Holdings and Artra in order to further assure compliance with the aforementioned restrictions against subsequent distribution, shall place a stop-transfer order with their respective transfer agents. (vi) Bagcraft understands that since the B Pref and Artra stock are being offered under the private offering exemption from registration of the Securities Act, BCA Holdings and Artra are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Bagcraft set forth herein in order to determine the applicability of such exemption and the suitability of Bagcraft to acquire the B Pref and Artra stock. b. Non-contravention. The execution and delivery of this Agreement, acceptance of the B Pref, the exchange of the B Pref for approximately 82.7% of the BCRPS and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Bagcraft of any of the terms or provision of, or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which the Bagcraft is a party or by which its or any of its respective properties or assets are bound, or any existing applicable law, rule or regulation, or any applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Bagcraft or any of its properties or assets. c. No Government Recommendation or Approval. Bagcraft understands that no Federal or state governmental agency has passed on or made any recommendation or endorsement of the B Pref or Artra Class C stock. d. Binding Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Bagcraft and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.


4.       BCA HOLDINGS REPRESENTATIONS.

         a. Authorized B Pref.. The B Pref when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the BCA Holdings. BCA Holdings has made no representations regarding the actual market value before or after the consummation of the sale contemplated hereby.

         b. Designation. The rights and preferences of the B Pref and the rights and preferences of the Artra Class C stock are accurately and completely described on the attached Exhibits 1 a and 1 a (1) respectively c. Binding Agreement. The Purchase Agreement has been duly authorized, validly executed and delivered on behalf of BCA Holdings and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         d. Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the B Pref and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by BCA Holdings of any of the terms or provision of, or constitute a default under, the articles of incorporation or by-laws of BCA Holdings or any indenture, mortgage, deed of trust or other material agreement or instrument to which BCA Holdings is a party or by which its or any of its respective properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the BCA Holdings or any of its properties or assets.

         e. Approvals. BCA Holdings is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the B Pref as contemplated by this Agreement.

         5. TRANSFER AGENT INSTRUCTIONS.

         BCA Holdings' transfer agent or corporate secretary will be instructed to issue one or more share certificates representing the B Pref with a restrictive legend in the name of Bagcraft, Ozite or as contemplated by the Letter Agreement and in such denominations to be specified prior to closing. BCA Holdings further warrants that no instructions other than these instructions and instructions for a stop-transfer instruction have been given to the transfer agent or corporate secretary and that such B Pref shall otherwise be freely transferable on the books and records of BCA Holdings subject to the legends to be placed thereon. Nothing in this Agreement, however, shall affect in any way Bagcraft's obligations and agreement to comply with all applicable securities laws upon resale or transfer of the B Pref.

         6. CLOSING DATE. The date of the issuance and the sale of the B Pref (the "Closing") shall be February 15, 1996, or such other mutually agreed date.

         7. CONDITIONS TO BCA HOLDINGS' OBLIGATION TO SELL. Bagcraft understands that BCA Holding's obligation to sell the B Pref is conditioned upon:

         (a) the receipt and acceptance by BCA Holdings of this Agreement for the purchase of B Pref and BCA's contribution of B Pref as evidenced by execution (facsimile signatures in counterparts are acceptable) of this Agreement by any authorized officer or agent of BCA Holdings.

         (b) the establishment of the Artra Class C preferred which may be exchanged for the B Pref in the event that Artra defaults on a certain loan from Scorpion thereby and the determination that the Artra Class C conforms to the Statement.

         (c) BCA acknowledges that Bagcraft must conform to the terms and conditions of a certain Limited Consent and Sixth Amendment to Credit Agreement with GECC dated as of January __, 1996 and that a true and correct copy of paragraph 5(m) (as provided to BCA Holding of that Agreement) sets forth the requirements to be complied with by the parties in this transaction, and, therefore BCA Holdings agrees to promptly perform and use all reasonable efforts to cause the satisfaction of all conditions set forth in clause 5(m) of the GECC agreement as so stated.

         8.CONDITIONS   TO  BUYER'S   OBLIGATION   TO  PURCHASE.

         BCA Holdings understands that Bagcraft's obligation to purchase the B Pref is conditioned upon:

         (a) acceptance by Bagcraft of this Purchase Agreement for the sale of the B Pref as evidenced by execution (facsimile signatures in counterparts are acceptable) of this Agreement by any authorized officer or agent of BCA Holdings and delivery of share certificate or certificates evidencing the B Pref as described herein;

         (b) the execution, delivery and performance by Ozite, Bagcraft and BCA of the Preferred Stock Exchange Agreement;

         (c) the acceptance by all of the former Ozite Preferred Stockholders of the Letter Agreement;

         (d) the consent of General Electric Credit Corporation and other necessary consents to permit the payment by Bagcraft to BCA as required by the Agreement. Bagcraft represents that Bagcraft must conform to the terms and conditions of a certain Limited Consent and Sixth Amendment to Credit Agreement with GECC dated as of January __, 1996 and that a true and correct copy of paragraph 5(m) (as provided to BCA Holding of that Agreement) sets forth the requirements to be complied with by the parties to this transaction. Bagcraft agrees to promptly perform and use all reasonable efforts to cause the satisfaction of all conditions set forth in clause 5(m) of the GECC agreement as so stated.

         (e) the establishment of the Artra Class C preferred which may be exchanged for the B Pref in the event that Artra defaults on a certain loan from Scorpion thereby and the determination that the Artra Class C conforms to the Statement.

         9. Brokerage. All parties

respectively represent and warrant to each other that no person employed a broker relative to this Agreement or the transactions contemplated hereby, and Bagcraft and BCA shall indemnify and hold harmless the other from and against any and all commissions, fees or claims of any person employed or retained or claiming to be employed or retained by such other party to bring about, or to represent to such party in, the transactions contemplated hereby.


         10. Survival.

All representations, warranties, covenants and agreements made by either party or pursuant hereto, except as otherwise expressly stated, shall survive closing.


         11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received, whether personally, by telegram, telex, facsimile transmission (followed by regular mail) or registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Bagcraft, :                   Bagcraft Corporation of America
         addressed to                        Mark F. Santacrose, Pres.
                                             3900 W. 43rd
                                             Chicago, Il. 60632


         If to BCA                           BCA Holdings, Inc.
         addressed to:                       %Artra Group Incorporated
                                             500 Central
                                              Northfield, Il 60093


         12. Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assign of Bagcraft and BCA.

         13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         14. Severability. Should any term, provision or section hereof be held to be invalid, such invalidity shall not affect any other provisions or sections hereof or thereof which can be given effect without such invalid provision or section, all of which shall remain in full force and effect.

         15. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         16. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         17. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and all prior and concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein.

         18. Governing Law, Jurisdiction, Remedies. The Federal and state courts sitting in Chicago, Illinois shall have exclusive jurisdiction on all matters relating to this Agreement, and shall apply the laws of such state to the claims thereof and, in such application, shall disregard the conflicts of law provisions. Trial by jury is expressly waived. In the event of a breach or threatened breach by any party, the other party shall be entitled to decrees of specific performance, without posting bond or security, in addition to such other remedies as may be available.

                                    * * * * *
IN WITNESS WHEREOF, this Agreement is duly executed on the date firs written above.

                                        BCA HOLDINGS INC.


                                        By:_________________________________
                                        Title: _______________________________

                                        BAGCRAFT CORPORATION OF AMERICA


                                        By:_________________________________
                                        Title: _______________________________